EXHIBIT 99.1

Press Release

Escalade Reports First Quarter 2021 Results

First-Quarter Highlights

●	Revenue increased 58.7% on net sales of $59.2 million
●	Gross margin improvement of 210 bps to 29.5%
●	Operating income of $7.1 million, an increase of 194.1%
●	Diluted EPS of $0.39 per share vs. $0.14 in the first quarter of 2020

Evansville, IN (April 15, 2021) Escalade, Incorporated (NASDAQ: ESCA) – today announced its first quarter for 2021, ended March 20, 2021. The Company posted quarterly revenue of $59.2 million, an increase of 58.7% over prior year, and a record for its first fiscal quarter. This represents the fifth consecutive quarter of record sales. Quarterly diluted earnings per share were $0.39, an increase of 178.6% from prior year.

“First quarter results were quite good, reflecting continued strong demand for our categories, market share gains, margin improvement due to increased factory utilization, and SG&A leverage. Through extraordinary efforts by our teams, we were able to mitigate some of the negative impact from supply chain and logistics issues, sharply higher raw material costs, and negative currency exchange rates. While these cost headwinds are continuing, they are not unique to Escalade and we are taking every measure to protect the profit margins which allow us to reinvest in the business, to support our retail partners, and serve our consumers with innovative products that bring families and friends together,” said Walter P. Glazer, Jr., Interim President and CEO of Escalade, Inc.

“Late last year, we made a significant inventory commitment to ensure supply for our retail partners,” continued Glazer. “While we are carrying much higher than normal inventory, current supply chain issues and delays may work in our favor over the coming months.”

Net sales for the first quarter of 2021 were $59.2 million compared to net sales of $37.3 million for the same quarter in 2020, an increase of $21.9 million or 58.7%. The increase in sales was driven by growth in nearly all our product lines, led by our archery and outdoor categories.

Gross margin ratio for the first quarter of 2021 was 29.5%, compared to 27.4% for the same period in the prior year. The improvement in gross margin was primarily due to product mix and operating efficiencies. Gross profit for the first quarter of 2021 was $17.4 million compared to gross profit of $10.2 million for the same quarter in 2020.

Selling, general and administrative expenses (SG&A) were $9.9 million for the quarter compared to $7.5 million for the same period in the prior year, an increase of $2.4 million or 32.4%. SG&A, as a percent of sales, for the first quarter of 2021 decreased to 16.7% from 20.0% reported for the same period prior year.

Operating income for the first quarter of 2021 was $7.1 million compared to operating income of $2.4 million for the same period in the prior year.

Net income for the first quarter of 2021 was $5.4 million, or $0.39 diluted earnings per share compared to net income of $2.0 million, or $0.14 diluted earnings per share for the same quarter in 2020.

The Company announced a quarterly dividend of $0.14 per share to be paid to all shareholders of record on June 1, 2021 and disbursed on June 8, 2021.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; RAVE Sports® water recreation products; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; American Heritage Billiards® - premium billiards and game room assortment; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Interim Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended
All Amounts in Thousands Except Per Share Data	March 20, 2021	March 21, 2020

Net sales	$59,191	$37,289

Costs and Expenses
Cost of products sold	41,757	27,074
Selling, administrative and general expenses	9,876	7,457
Amortization	429	334

Operating Income	7,129	2,424

Other Income (Expense)
Interest expense	(234)	(44)
Other income	35	46

Income Before Income Taxes	6,930	2,426

Provision for Income Taxes	1,488	475

Net Income	$5,442	$1,951

Earnings Per Share Data:
Basic earnings per share	$0.39	$0.14
Diluted earnings per share	$0.39	$0.14

Dividends declared	$0.14	$0.125

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	March 20, 2021	December 26, 2020	March 21, 2020
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,879	$3,505	$6,167
Receivables, less allowance of $954; $896; and $565; respectively	54,475	65,280	32,594
Inventories	91,425	72,488	42,235
Prepaid expenses	4,044	4,068	2,646
Prepaid income tax	--	57	--
TOTAL CURRENT ASSETS	155,823	145,398	83,642

Property, plant and equipment, net	18,962	18,232	14,867
Operating lease right-of-use assets	2,147	1,608	1,581
Intangible assets, net	22,216	22,645	18,513
Goodwill	32,695	32,695	26,749
Other assets	117	127	69
TOTAL ASSETS	$231,960	$220,705	$145,421

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Trade accounts payable	$22,708	$20,947	$6,387
Accrued liabilities	12,194	24,271	8,029
Income tax payable	1,456	--	315
Current operating lease liabilities	1,310	854	730
TOTAL CURRENT LIABILITIES	37,668	46,072	15,461

Other Liabilities:
Long‑term debt	46,907	30,073	--
Deferred income tax liability	4,193	4,193	3,537
Operating lease liabilities	844	763	867
Other liabilities	448	448	387
TOTAL LIABILITIES	90,060	81,549	20,252

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,924,754; 13,919,380; and 14,096,874; shares respectively	13,925	13,919	14,097
Retained earnings	127,975	125,237	111,072
TOTAL STOCKHOLDERS' EQUITY	141,900	139,156	125,169
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$231,960	$220,705	$145,421

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